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                                                                     EXHIBIT 3.5

                      CORRECTED CERTIFICATE OF AMENDMENT TO
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                AND RIGHTS OF SERIES B 7% CUMULATIVE CONVERTIBLE
                      PREFERRED STOCK OF PARK 'N VIEW, INC.

         Pursuant to Section 103(f) of the General Corporation Law of Delaware, Park 'N View, Inc., a Delaware corporation (the "Corporation") does hereby submit this Corrected Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series B 7% Cumulative Convertible Preferred Stock for the purposes of correcting certain errors in the Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series B 7% Cumulative Convertible Preferred Stock of the Corporation (the "Amended Certificate") filed in the Office of the Secretary of the State of Delaware on May 7, 1998 (the "Amended Certificate").

         The inaccuracies or defects in said Amended Certificate to be corrected are as follows:

         (a) Section 5(c) of the Amended Certificate inaccurately stated the provision for the calculation of the conversion price of the Series B 7% Cumulative Convertible Preferred Stock of the Corporation.

         The entire corrected Amended Certificate, as adopted and approved by the Board of Directors of the Corporation on May 7, 1998 and fixing the rights, preferences, qualifications, limitations and restrictions relating to the Series B 7% Cumulative Convertible Preferred Stock is as follows:

         1. Designation. The shares of such series of Preferred Stock shall be designated "Series B 7% Cumulative Convertible Preferred Stock" (referred to herein as the "Series B Stock").

         2. Authorized Number. The number of shares constituting the Series B Stock shall be 1,372,370.

         3. Dividends. The holders of shares of Series B Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, dividends at the rate of $0.7651 (i.e., 7%) per share per annum, which shall be payable when and if declared by the Board of Directors or shall accrue quarterly on the last day of January, April, July and October in




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each year, commencing on January 31, 1997; provided, however, that upon an Event of Default (as hereinafter defined) and so long as it shall continue, such dividend rate shall be $0.9837 (i.e., 9%) per share per annum. Dividends on the Series B Stock shall be cumulative so that if, for any dividend accrual period, cash dividends at the rate hereinabove specified are not declared and paid or set aside for payment, the amount of accrued but unpaid dividends shall accumulate and shall be added to the dividends payable for subsequent dividend accrual periods and upon any redemption or conversion of shares of Series B Stock. If any shares of Series B Stock are issued on a date which does not coincide with a dividend payment date, then the initial dividend accrual period applicable to such shares shall be the period from the date of issuance thereof through whichever of January 31, April 30, July 31, or October 31 next occurs after the date of issuance. If the date fixed for payment of a final liquidating distribution on any shares of Series B Stock, or the date on which any shares of Series B Stock are redeemed or converted into Common Stock does not coincide with a dividend payment date, then subject to the provisions hereof relating to such payment, redemption or conversion, the final dividend accrual period applicable to such shares shall be the period from whichever of February 1, May 1, August 1 or November 1 most recently precedes the date of such payment, conversion or redemption through the effective date of such payment, conversion or redemption. Dividends paid in cash on the shares of Series B Stock (or Series A Stock or Series C Stock which shall rank pari passu with the Series B Stock) in an amount less than the total amount of such dividends shall be allocated pro rata so that the total value of dividends paid on the Preferred Stock shall in all cases bear to each other the same ratio that the total value of accrued and unpaid dividends on the Series A Stock, Series B Stock and Series C Stock bear to each other. Without the written consent of the holders of at least 66 2/3% of the then outstanding Series B Stock, the Corporation shall not declare or pay any cash dividend on, or redeem or repurchase or make any other cash distribution in respect of any other equity Securities (as defined herein) of the Corporation unless at the time of such declaration, payment or distribution all dividends on the Series B Stock accrued for all past dividend accrual periods shall have been paid and the full dividends thereon for the current dividend period shall be paid or declared and set aside for payment.

         4.       Liquidation.

                  (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other class or series of stock ranking junior to the Series B Stock as to distribution of assets upon liquidation (other than the Series A Stock and the Series C Stock of the Corporation which shall rank pari passu with the Series B Stock), to be paid an amount equal to $10.93 per share (as adjusted for Recapitalization Events (as hereinafter defined)) plus all accrued and unpaid dividends to such date (collectively, the "Liquidation Payments"). If


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         upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Stock shall be insufficient to permit payment in full to the holders of Series B Stock of the Liquidation Payments, then the entire assets of the Corporation shall be distributed ratably among such holders and the holders of any class of preferred stock ranking on a parity with the Series B Stock in proportion to the full respective distributive amounts to which they are entitled.

                  (b) Upon any liquidation, dissolution or winding up of the Corporation, after the holders of Series B Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of Common Stock and any other class or series of stock ranking junior to the Series B Stock as to distribution of assets upon liquidation.

                  (c) Written notice of a liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to each holder of record of Series B Stock at its post office address as shown by the records of the Corporation.

         5.       Conversion.

                  The holders of the Series B Stock shall have the following conversion rights:

                  (a) Optional Conversion. Each share of Series B Stock shall be convertible at any time, at the option of the holder of record thereof, into fully paid and nonassessable shares of Common Stock at the "conversion rate" (as defined in paragraph (c) below) then in effect upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series B Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith.

                  (b) Conversion on Qualifying Offering. Upon the consummation of a Qualifying Offering (as defined below), upon not less than ten
         (10) days prior written notice by the Corporation of the anticipated consummation of such offering, each share of Series B Stock shall be converted into fully paid and nonassessable shares of Common Stock at the conversion rate. A "Qualifying


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         Offering" means (i) the Corporation shall have consummated a firm commitment underwritten public offering of its Common Stock by a nationally recognized investment banking firm pursuant to an effective registration under the Securities Act of 1933, as amended, covering the offering and sale of both primary and secondary shares of Common Stock which results in gross proceeds of at least $20,000,000, (ii) the Common Stock is quoted or listed by either The Nasdaq Stock Market (National Market) ("Nasdaq"), the New York Stock Exchange or the American Stock Exchange, and (iii) the price at which the Common Stock is sold in such offering is at least equal to an amount which (x) is 200% of the then effective conversion price or (y) would represent, on an as converted basis, a compound annual rate of return of 35% based upon the original issuance price of the Series B Stock. Upon the achievement of (i), (ii) and (iii) above and the giving of the mandatory conversion notice by the Corporation, the outstanding shares of Series B Stock to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (c) Basis For Conversion; Converted Shares. The basis for any conversion under this Section 5 shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof shall mean the number of shares of Common Stock issuable for each share of Series B Stock surrendered for conversion under this Section 5. Initially, the conversion rate shall be 1.0, i.e., 1.0 share of Common Stock for each share of Series B Stock being converted. Such conversion rate shall be subject to adjustment as provided in Section 7 below. As used herein, the term "conversion price" shall be an amount computed by dividing $10.93 by the conversion rate then in effect. Initially, the conversion price shall be $8.00 per share of Common Stock. If any fractional interest in a share of Common Stock would be deliverable upon conversion of Series B Stock, the Corporation shall pay in lieu of such fractional share an amount in cash equal to the conversion price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Series B Stock which have been converted shall be canceled and all dividends on converted shares shall cease to accrue and the certificates representing shares of Series B Stock so converted shall represent the right to receive (i) such number of shares of Common Stock into which such shares of Series B Stock are convertible, plus (ii) cash payable for any fractional share plus (iii) all accrued but unpaid dividends relating to such shares through the immediately preceding dividend payment date. Upon the conversion of shares of Series B Stock as provided in this Section 5, the Corporation shall promptly pay all then accrued but unpaid dividends to the holder of the Series B Stock being converted. The Board of Directors of the Corporation shall at all times


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         reserve a sufficient number of authorized but unissued shares of Common
         Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.

                  (d) Mechanics of Conversion. In the case of an optional conversion, before any holder of Series B Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent for the Series B Stock, and shall give written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the certificate of certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining shares of Series B Stock in any case in which fewer than all of the shares of Series B Stock represented by a certificate are converted.

                  (e) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series B Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

         6. Adjustment of Conversion Price and Conversion Rate. The number and kind of securities issuable upon the conversion of the Series B Stock, the conversion price and the conversion rate shall be subject to adjustment from time to time in accordance with the following provisions:

                  (a) Certain Definitions. For purposes of this Certificate:

                           (i) The term "Additional Shares of Common Stock"
                  shall mean all shares of Common Stock issued, or deemed to be issued by the Corporation pursuant to paragraph (g) of this
                  Section 6, after the Original Issue Date except:


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                                    (A) shares of Common Stock issuable upon
                           conversion of, or distributions with respect to, the Series B Stock or the Series C Stock now or hereafter issued by the Corporation;

                                    (B) up to 800,000 shares of Common Stock
                           issuable upon the exercise of options issued to officers, directors and employees of the Corporation under stock option plans maintained from time to time by the Corporation and approved by the Board of Directors, subject to adjustment for all subdivisions and combinations:

                                    (C) up to 186,750 shares of Common Stock
                           issuable upon the exercise of the Warrant held by Alex. Brown & Sons Incorporated; and

                                    (D) up to 505,375 shares of Common Stock
                           issuable upon the exercise of warrants to be granted to lenders in connection with loans to the Corporation or to guarantors or purchasers of such loans; and

                                    (E) shares of Common Stock issued with
                           respect to adjustments of the conversion price hereunder.

                           (ii) The term "Common Stock" shall be deemed to mean
                  (i) the Common Stock, $.001 par value, and (ii) the stock of the Corporation of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage.

                           (iii) The term "Convertible Securities" shall mean
                  any evidence of indebtedness, shares (other than Series B Stock and Series C Stock) or other securities convertible into or exchangeable for Common Stock.

                           (iv) The term "Options" shall mean rights, options or
                  warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                           (v) The term "Original Issue Date" shall mean the
                  date of the initial issuance of the Series B Stock.

                           (vi) The term "Fair Market Price" shall mean with
                  respect to a share of Common Stock (i) prior to the first anniversary of the Original Issue Date, $10.93, and (ii) subsequent to the first anniversary of the Original Issue Date, the average closing bid price of the Common Stock as


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                  reported by Nasdaq (or the last sale price if the Common Stock is traded on an exchange) for a period of thirty (30) consecutive trading days ending on the third day prior to the date of determination, or, if the Common Stock is not listed on Nasdaq or an exchange, the fair market value as determined by the vote of 66 2/3% of the Corporation's Board of Directors or if the Board of Directors cannot reach such agreement, as determined by a qualified independent investment banker appointed by the vote of 66 2/3% of the Corporation's Board of Directors.

                  (b) Reorganization, Reclassification. In the event of a reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in subsection (c) or (d) below, each share of Series B Stock shall, after such reorganization, share exchange or reclassification (a "Reclassification Event"), be convertible at the option of the holder into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series B Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of his Series B Stock immediately prior to such reorganization, share exchange, or reclassification.

                  (c) Consolidation, Merger. In the event of a merger or consolidation to which the Corporation is a party each share of Series B Stock shall, after such merger or consolidation, be convertible at the option of the holder into the kind and number of shares of stock and/or other securities, cash or other property which the holder of such share of Series B Stock would have been entitled to receive if the holder had held the Common Stock issuable upon conversion of such share of Series B Stock immediately prior to such consolidation or merger.

                  (d) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the conversion price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the conversion price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

                  (e) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), then the conversion price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to that price


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         determined by multiplying the conversion price in effect immediately prior to such declaration, payment or other distribution by a fraction
         (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  (f) Issuance of Additional Shares of Common Stock. If the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (g) below) after the Original Issue Date (other than as provided in the foregoing subsections (b) through (e)), for no consideration or for a consideration per share less than the greater of
         (i) the Fair Market Price in effect on the date of and immediately prior to such issue or (ii) the conversion price in effect on the date of and immediately prior to such issue, then in such event, the conversion price shall be reduced as follows:

                  (i) For issuances of Additional Shares of Common Stock on or before 12 months after the Original Issue Date, the conversion price shall be reduced concurrently with any such issuance as follows: the conversion price will equal the issuance or sales price of the Additional Shares of Common Stock.

                  (ii) For issuances of Additional Shares of Common Stock at any time after 12 months after the Original Issue Date, the conversion price shall be reduced concurrently with any such issuance to a price equal to the quotient obtained by dividing:

                           (A) an amount equal to (x) the total number of shares
                  of Common Stock outstanding immediately prior to such issuance or sale multiplied by the conversion price in effect immediately prior to such issuance or sale, plus (y) the aggregate consideration received or deemed to be received by the Corporation upon such issuance or sale, by

                           (B) the total number of shares of Common Stock
                  outstanding immediately after such issuance or sale.


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                  For purposes of the formulas expressed in paragraph 6(e) and
6(f), all shares of Common Stock issuable upon the exercise of outstanding Options or issuable upon the conversion of the Series B Stock and the Series C Stock or outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock both immediately before and after such issuance or sale.

                  (g) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (i) no further adjustments in the conversion price
                  shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities;

                           (ii) if such Options or Convertible Securities by
                  their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the conversion price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the conversion price shall affect Common Stock previously issued upon conversion of the Series B Stock);

                           (iii) upon the expiration of any such Options or any
                  rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the conversion price computed upon the original


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                  issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (A) in the case of Options or Convertible
                           Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation (x) for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon exercise of the Options or (y) for the issue of all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Corporation upon the conversion or exchange of the Convertible Securities; and

                                    (B) in the case of Options for Convertible
                           Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                           (iv) No readjustment pursuant to clause (ii) or (iii)
                  above shall have the effect of increasing the conversion price to an amount which exceeds the lower of (x) the conversion price on the original adjustment date or (y) the conversion price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                           (v) In the case of any Options which expire by their
                  terms not more than 30 days after the date of issue thereof, no adjustment of the conversion price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause
                  (iii) above.



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                  (h) Determination of Consideration. For purposes of this
         Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i) Cash and Property. Such consideration shall:

                           (A) insofar as it consists of cash, be the aggregate
                  amount of cash received by the Corporation; and

                           (B) insofar as it consists of property other than
                  cash, be computed at the fair value thereof at the time of the issue, as determined by the vote of 66 2/3% of the Corporation's Board of Directors or if the Board of Directors cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Corporation's independent auditors, agreed upon by the Corporation on the one hand and the holders of 66 2/3% of the outstanding shares of Series B Stock on the other hand.

                  (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (g) above, relating to Options and Convertible Securities shall be determined by dividing:

                           (A) the total amount, if any, received or receivable
                  by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                           (B) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                  (i) Adjustment of Conversion Rate. Upon each adjustment of the conversion price under the provisions of this Section 6, the conversion rate shall be adjusted to an amount determined by dividing (x) the conversion price in


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         effect immediately prior to the event causing such adjustment by (y)
         such adjusted conversion price.

                  (j) Other Provisions Applicable to Adjustment Under this Section. The following provisions will be applicable to the adjustments in conversion price and conversion rate as provided in this Section 6:

                           (i) Treasury Shares. The number of shares of Common
                  Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation.

                           (ii) Other Action Affecting Common Stock. In case the
                  Corporation shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 6(b) to 6(g) hereof, inclusive, which would have an inequitable effect on the holders of Series B Stock, the conversion price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

                           (iii) Minimum Adjustment. No adjustment of the
                  conversion price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the conversion price then in effect, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

                           (iv) Certain Adjustments. The conversion price shall
                  not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the conversion price pursuant to Section 6(g)(ii) or (iii).

                  (k) Notices of Adjustments. Whenever the conversion rate and conversion price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the recordholders of the Series B Stock.


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         7.       Redemption.

                  (a) Mandatory Redemption. On the date six (6) months immediately after the payment in full and satisfaction of all of the obligations of the Corporation to the lenders who provide financing to the Corporation in the aggregate principal amount of Seventy-five Million Dollars ($75,000,000.00) (referred to herein as the "Mandatory Redemption Date") the Corporation shall redeem all the shares of Series B Stock originally issued hereunder (or such lesser amount as shall then be outstanding) at the "Redemption Price" per share defined in paragraph (c) below, payable in each case in cash on the Mandatory Redemption Date.

                  (b) Redemption on Change of Control. Upon a "Change of Control" of the Corporation, each holder of the then outstanding shares of Series B Stock may elect to have the Corporation redeem all (but not less than all) outstanding shares of Series B Stock owned by such holder at the "Redemption Price" per share defined in paragraph (c) below, payable in cash on any date within 100 days of the effective date of the Change of Control (such date being herein referred to as the "Change of Control Redemption Date"). The election shall be made by delivering written notice to the Corporation at least thirty (30) but no more than sixty (60) days prior to the Change of Control Redemption Date. The Corporation will then be required to redeem all the shares of Series B Stock owned by such holder on the Change of Control Redemption Date. For purposes of this Section 7, "Change of Control" means any one or more of the following events:

                           (i) The Corporation shall consolidate with or merge
                  into any another person or any person shall consolidate with or merge into the Corporation (other than a consolidation or merger of the Corporation and a wholly-owned subsidiary of the Corporation in which all shares of the Corporation's Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration), in either event pursuant to a transaction in which any of the Corporation's common stock outstanding immediately prior to the effectiveness thereof is changed into or exchanged for cash, securities or other property; or

                           (ii) the Corporation shall directly or indirectly
                  convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any person or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act") (other than to a wholly-owned subsidiary of the Corporation); or

                           (iii) there shall be a reorganization, share
                  exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value; or

                           (iv) any person (other than the Corporation, any
                  subsidiary of the Corporation or an Existing Investor (as defined in the Purchase Agreement (as hereinafter defined))), including a "group" (within the meaning of Section 13(d) and 14(D)(2) of the 1934 Act) that includes such person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of securities of the Corporation and, as a result of such purchase or acquisition, such person (together with its associates and affiliates) shall directly or indirectly beneficially own in the aggregate (1) more than 50% of the Common Stock, or (2) securities representing more than 50% of the combined voting power of the Corporation's voting securities, in each case under subclause (1) or (2), outstanding on the date immediately prior to the date of such purchase or acquisition (or, if there be more than one, the last such purchase or acquisition).

                  (c) The Redemption Price per share of Series B Stock shall equal the sum of (x) $10.93 (as adjusted for Recapitalization Events) plus (y) all accrued and unpaid dividends on such share of Series B Stock to the Mandatory Redemption Date or Change of Control Redemption Date, as the case may be.

                  (d) The term "Redemption Date" as used in this paragraph (d) shall refer to whichever of the Mandatory Redemption Date or the Change of Control Redemption Date is applicable in a particular circumstance. On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Series B Stock to be redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the holders of the shares of Series B Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of the certificate or certificates of the shares of Series B Stock to be redeemed. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Stock as holders of Series B Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series B Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If on the Redemption Date the funds of the Corporation legally available for redemption of shares of Series B Stock (or Series A Stock and Series C Stock which shall rank pari passu with the Series B Stock) are insufficient to redeem the total number of shares of

         Preferred Stock to be redeemed on such date, the Corporation will use those funds which are legally available therefor to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series A Stock, Series B Stock and Series C Stock. Payments shall first be applied against accrued and unpaid dividends and thereafter against the remainder of the Redemption Price. The shares of Series B Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Stock such funds will immediately be used to redeem the balance of the shares of Series B Stock to be redeemed. No dividends or other distributions shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of, the Common Stock or any other class or series of stock of the Corporation unless the Redemption Price of all shares elected to be redeemed shall have been paid in full. Until the Redemption Price for a share of Series B Stock elected to be redeemed shall have been paid in full, such share of Series B Stock shall remain outstanding for all purposes and entitle the holder thereof to all the rights and privileges provided herein, including, without limitation, that dividends and interest thereon shall continue to accrue and, if unpaid prior to the date such shares are redeemed, shall be included as part of the Redemption Price as provided in paragraph (c) above. Notwithstanding anything in this Section 7 to the contrary, even if a notice of redemption was delivered under paragraph (a) or (b) of this Section 7, all shares of Series B Stock shall be convertible pursuant to Section 5 at all times prior to the Redemption Date.

                  (e) Notwithstanding any other term of this Certificate of Designation, the Corporation shall not redeem (or have any obligation to redeem) any shares of Series B Stock under any circumstances, whether upon a Change of Control or otherwise, prior to the payment in full and satisfaction of all of the obligations of the Corporation to the lenders who provide financing to the Corporation in the aggregate principal amount of up to $75,000,000.00. If the Corporation shall not have paid in full or satisfied all of its obligations to such lenders on or before any Redemption Date, upon such payment and satisfaction the Corporation will immediately use any funds legally available therefor to redeem the shares of Series B Stock to be redeemed.

         8. Notices of Record Dates and Effective Dates. In case: (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock; or (b) the Corporation shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or (c) of any reorganization, share exchange or reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is party or of the sale, lease or exchange of all or substantially all of the property of the Corporation; or
(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or (e) of a Change of Control, then the Corporation shall cause to be mailed to the recordholders of the Series B Stock at least 20 days prior to the applicable record date or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or (ii) the date on which such reclassification, reorganization, share exchange, consolidation, merger, sale, lease, exchange, dissolution, liquidation, winding up or Change of Control is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization share exchange, consolidation, liquidation, merger, sale, lease, exchange, dissolution, liquidation, winding up or Change of Control.


         9. Voting Rights.

                  (a) Holders of Series B Stock shall be entitled to notice of any stockholder's meeting. Except as otherwise required by law or provided herein, at any annual or special meeting of the Corporation's stockholders, or in connection with any written consent in lieu of any such meeting, each outstanding share of Series B Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such share of Series B Stock is then convertible. Except as otherwise required by law or provided herein, the Series B Stock and the Common Stock shall vote together on each matter submitted to stockholders, and not by class or series.

                  (b) Prior to the consummation of a Qualifying Offering by the Corporation of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the holders of the Series B Stock, voting together as a class, shall be entitled to elect one (1) director to the Corporation's Board of Directors. Subsequent to such Qualifying Offering, the holders of a majority of the Common Stock issuable upon conversion of the Series B Stock shall be entitled to nominate one (1) director for election to the Corporation's Board of Directors which the Corporation shall nominate to management's slate for election; provided, however, that the right provided for in this last sentence of subsection 9(b) shall be effective only for so long as at least 66 2/3% of the shares of Common Stock issuable upon conversion of the Series B

         Stock are held of record by the original Purchasers (as defined in the Purchase Agreement) of the Series B Stock.

                  Notwithstanding the foregoing, upon an Event of Default and so long as it shall continue, the holders of the Series B Stock and the Series C Stock, voting together as a class, shall be entitled at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Stock and the Series C Stock called as hereinafter provided, to elect a majority of the Board of Directors and such right to elect a majority of the Board of Directors shall be in lieu of the right of the holders of Series B Stock and the Series C Stock to each elect one director. Such right of the holders of the Series B Stock and the Series C Stock to elect a majority of the Board of Directors may be exercised until an Event of Default shall be cured, if curable, or waived, and when so cured or waived, the right of the holders of the Series B Stock and the Series C Stock to elect a majority of the Board of Directors shall cease and the right of the holders of the Series B Stock and the holders of the Series C Stock to each elect one director shall resume, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future Event of Default. At any time when such special voting rights shall have so vested in the holders of the Series B Stock and the Series C Stock, the Secretary of the Corporation may, and upon the written request of the holders of 10% or more of the number of shares of the Series B Stock and the Series C Stock then outstanding addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of the Series B Stock and the Series C Stock for the election of a majority of the Board of Directors to be elected by them as provided herein, to be held in the case of such written request as soon as practicable after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the by-laws for the holding of meetings of stockholders. If at any such annual or special meeting or adjournment thereof the holders of at least a majority of the Series B Stock and the Series C Stock then outstanding shall be present or represented at such meeting, the then authorized number of directors of the Corporation shall be increased to the extent necessary to provide a majority of new directors to be elected and the holders of the Series B Stock and the Series C Stock shall be entitled to elect the additional directors so provided for. The directors so elected shall serve until the next annual meeting or until their successors shall be elected and qualified, provided, however, that whenever the holders of the Preferred Stock shall be divested of the special rights to elect a majority of the Board of Directors as above provided, the term of office of the persons so elected as directors by the holders of the Series B Stock and the Series C Stock as a class, or elected to fill any vacancies resulting from the death, resignation or removal of the directors so elected by the holders of the Series B Stock and the Series C

         Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

                  If during any interval between any special meeting of the holders of the Series B Stock and the Series C Stock for the election of directors to be elected by them as provided above and the next ensuing annual meeting of stockholders, or between annual meetings of stockholders for the election of directors, and while the holders of the Series B Stock and the Series C Stock shall be entitled to elect a majority of the Board of Directors, any of the directors who have been elected by the holders of the Series B Stock and the Series C Stock shall, by reason of resignation, death or removal, have departed from the Board, the Secretary of the Corporation shall call a special meeting of the holders of the Series B Stock and the Series C Stock and such vacancy or vacancies shall be filled at such special meeting.

                  No director elected by the holders of Series B Stock as a class, or elected by other directors to fill a vacancy resulting from the death, resignation or removal of a director elected by such class vote, may be removed from office by the vote or written consent of stockholders unless such vote or written consent includes that of the holders of a majority of the outstanding shares of Series B Stock.

                  (c) In addition to any other vote or consent of stockholders provided by law or by the Corporation's Certificate of Incorporation, the Corporation shall not, without the approval by vote or written consent of the holders of not less than 66 2/3% of the then outstanding shares of Series B Stock:

                           (i) amend, waive or repeal any provisions of, or add
                  any provision to, (i) this Certificate of Designation or (ii) any provision of the Corporation's Certificate of Incorporation or any other certificate of designation filed with the Secretary of State of Delaware by the Corporation with respect to its preferred stock;

                           (ii) amend, waive or repeal any provisions of, or add
                  any provision to, the Corporation's By-Laws;

                           (iii) authorize, create, issue or sell any shares of
                  Equivalent Stock or Superior Stock (other than Series A Stock and Series C Stock); except as authorized in this Certificate of Designation;

                           (iv) issue any shares of Series B Stock other than
                  pursuant to the Purchase Agreement or upon transfers of outstanding shares of Series B Stock;

                           (v) enter into any agreement, indenture or other
                  instrument which contains any provisions restricting the Corporation's obligation to pay dividends on or make redemptions of the Series B Stock in accordance herewith; or

                           (vi) dissolve the Corporation.

                  "Assets" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

                  "Equivalent Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Assets on a parity with any such preference or priority of the Series B Stock and no preference or priority as to dividends or Assets superior to any such preference or priority of the Series B Stock and any instrument or Security convertible into or exchangeable for Equivalent Stock. Without limiting the generality of the foregoing, a dividend rate, mandatory or optional sinking fund payment amounts or schedules or optional redemption provisions, the existence of a conversion right or the existence of a liquidation preference of up to 100% of the original issue price plus unpaid accrued dividends plus a premium of up to the dividend rate or up to the percentage of the equity of the Corporation represented by such Stock, with respect to any class or series of Stock, differing from that of the Series B Stock, shall not prevent such class of Stock from being Equivalent Stock.

                  "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or Security. The term "Security" shall mean one of the Securities.

                  "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

                  "Superior Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Assets superior to any such preference or priority of the Series B Stock and any instrument or security convertible into or exchangeable for Superior Stock.

                  (d) Notwithstanding anything else contained herein, the affirmative vote or written consent of the holders of not less than 90% of the then outstanding shares of Series B Stock shall be necessary to amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation or the Certificate of Designation creating this Series B Stock which would alter or change (i) the dividend rate,
         (ii) redemption provisions, (iii) anti-dilution provisions, (iv) the place or currency of payments hereunder, (v) the right to institute suit for the enforcement of any payment hereunder,
         (vi) the conversion provisions, or (vii) provisions of this Section 9, so as to affect any of the foregoing adversely.

         10. Preemptive Rights.

                  (a) The Corporation shall not issue or sell any shares of Common Stock, Preferred Stock or other securities convertible into or exchangeable for shares of Common Stock, other than any such issuance or sale (i) pursuant to a Qualifying Offering, (ii) pursuant to a stock option plan approved by the Board of Directors, (iii) as a form of consideration in connection with mergers or acquisitions where the Corporation is the surviving entity or (iv) where the aggregate gross proceeds are less than $500,000 in any single transaction, provided that the sale price per share is not less than the then applicable conversion price and, provided further, that the aggregate gross proceeds of all such transactions shall not exceed $1,500,000 (the securities issued in such transactions being referred to as the "Newly Issued Securities"), unless prior to the issuance or sale of such Newly Issued Securities each holder of Series B Stock shall have been given the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Newly Issued Securities are proposed to be sold) the same proportion of such Newly Issued Securities being issued or offered for sale by the Corporation as (x) the number of shares of Common Stock (calculated solely on account of outstanding shares of Series B Stock on an as converted basis) held by such holder on the day preceding the date of the Preemptive Notice (as defined herein), as the case may be, bears to (y) the total number of shares of Common Stock (calculated on a fully diluted basis) outstanding on that day.

                  (b) Prior to the issuance or sale by the Corporation of any Newly Issued Securities, the Corporation shall give written notice thereof (the "Preemptive Notice") to each holder of Series B Stock. The Preemptive Notice shall specify (i) the name and address of the bona fide investor to whom the Corporation proposes to issue or sell Newly Issued Securities, (ii) the total amount of capital to be raised by the Corporation pursuant to the issuance or sale of Newly Issued Securities, (iii) the number of Securities of such Newly Issued Securities proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Newly Issued Securities which such holder is entitled to purchase (determined as provided in subsection (a) above), and (vi) the period during which such holder may elect to purchase such Newly Issued Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each holder of Series B Stock who desires to purchase Newly Issued Securities shall notify the Corporation within the Preemptive Acceptance Period of the number of Newly Issued Securities he wishes to purchase, as well as the number, if any, of additional Newly Issued Securities he would be willing to purchase in the event that all of the Newly Issued Securities subject to the Preemptive Right are not subscribed for by the other holders of Series B Stock.

                  (c) In the event a holder of Series B Stock declines to subscribe for all or any part of its pro rata portion of any Newly Issued Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchaser") during the Preemptive Acceptance Period, then the other holders of Series B Stock shall have the right to subscribe for all (or any declined part) of the Declining Preemptive Purchaser's pro rata portion of such Newly Issued Securities (to be divided among the other holders of Series B Stock desiring to exercise such right on a ratable basis).

                  (d) Any such Newly Issued Securities which none of the holders elect to purchase in accordance with the provisions of this Section 10, may be sold by the Corporation, within a period of three (3) months after the expiration of the Preemptive Acceptance Period, to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Corporation than those set forth in the Preemptive Notice.

                  (e) The preemptive rights afforded by this Section 10, and any obligation for the Corporation to offer such shares of Common Stock, Preferred Stock or other securities convertible into or exchangeable for shares of Common Stock may be waived by a written instrument signed by the holders of sixty-six and two-thirds percent (66 2/3 %) of the Series B Stock.

         11. Events of Default. An Event of Default shall mean any of the following:

                           (i) Any failure by the Corporation to pay in cash any
                  dividend, if and when declared by the Board of Directors, on the payment due dates and in the amounts provided pursuant to
                  Section 3 hereof, if such failure shall continue for any two quarterly periods;

                           (ii) Any failure by the Corporation to satisfy its
                  redemption obligations pursuant to Section 7 hereof if any such failure shall continue for a period of five days from the appropriate redemption date;

                           (iii) Any failure by the Corporation to comply with
                  the provisions of Sections 4, 5, 6, 8, 9 or 10 hereof;

                           (iv) If any representation or warranty made by the
                  Corporation in the Stock Purchase Agreement dated as of November 13, 1996 or the exhibits or schedules thereto (the "Purchase Agreements") is or shall be untrue in any material respect at the time it was made, if such representation or warranty remains untrue after 10 days' written notice, with such notice delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, from any holder of Series B Stock, unless waived in writing by holders of not less than 66 2/3% of the outstanding shares of Series B Stock;

                           (v) Any failure by the Corporation to comply with, or
                  any breach by the Corporation of, any of the covenants, agreements or obligations of the Corporation contained in the Purchase Agreements which continues for a period of 10 days after written notice, with such notice delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, from any holder of Series B Stock, unless waived in writing by holders of not less than 66 2/3% of the outstanding shares of Series B Stock;

                           (vi) Default by the Corporation in the performance or
                  observance of any obligation or condition with respect to any Indebtedness of the Corporation that is not cured or waived within 90 days or if the effect of such default is to accelerate the maturity of such Indebtedness or cause such Indebtedness to be prepaid, purchased or redeemed or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or to cause such Indebtedness to be prepaid, purchased or redeemed or to realize upon any collateral or security for such Indebtedness, unless such default shall have been waived by the appropriate person. Indebtedness of any corporation shall mean the principal of (and premium, if any) and unpaid interest on (i) indebtedness which is for money borrowed from others; (ii) indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed, directly or indirectly, by such corporation through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase assets or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss; (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon assets owned by such corporation, even if such corporation has not in any manner become liable for the payment of such indebtedness; (iv) all indebtedness of such corporation created or arising under any conditional sale, lease or other title retention agreement with respect to assets acquired by such corporation even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such assets and provided that obligations for the payment of rent under a lease of premises from which the business of such corporation will be conducted shall not constitute indebtedness; and (v) renewals, extensions and refunding of any such indebtedness;

                           (vii) If the Corporation shall:

                                    (a) become insolvent or generally fail to
                           pay, or admit in writing its inability to pay, its debts as they become due;

                                    (b) apply for, consent to, or acquiesce in,
                           the appointment of a trustee, receiver, sequestrator or other custodian for the Corporation or any property thereof, or make a general assignment for the benefit of creditors (any of which shall be referred to herein as a "Receiver");

                                    (c) in the absence of such application,
                           consent or acquiescence, permit or suffer to exist the appointment of a Receiver, and such Receiver shall not be discharged within 60 calendar days;

                                    (d) commit any act of bankruptcy, permit or
                           suffer to exist the commencement of any bankruptcy reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding in respect of the Corporation, and, if any such case or proceeding is not commenced by the Corporation, such case or proceeding shall be consented to or acquiesced in by the Corporation, or shall result in the entry of an order for relief and shall remain for 30 calendar days undismissed; or

                                    (e) take any corporate or other action
                           authorizing, or in furtherance of, any of the foregoing.

         B. The recitals and resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Corrected Certificate of Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series B 7% Cumulative Convertible Preferred Stock to be executed on its behalf by Ian Williams, its Chief Executive Officer, and attested by Anthony W. Allen, its Secretary, this 6th day of November, 1998, each hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true.

                                            PARK 'N VIEW, INC.


                                            By: _______________________________
                                                     Ian Williams
                                                     Chief Executive Officer
ATTEST:


---------------------------------
Anthony Allen
Secretary